Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of THE ROUSE COMPANY, a Maryland corporation (the “Company”), hereby constitute and appoint ANTHONY W. DEERING, THOMAS J. DEROSA and GORDON H. GLENN, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, and with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, (i) to sign for the undersigned in their respective names as directors and officers of the Company, the Company’s Annual Report of Form 10-K for the Fiscal Year Ended December 31, 2003 that is to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and any amendment (including post-effective amendments) or supplement thereto, and (ii) to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, this has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anthony W. Deering	Chairman of the Board of Directors,	March 3, 2004
Anthony W. Deering	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David H. Benson	Director	March 3, 2004
David H. Benson

/s/ Jeremiah E. Casey	Director	March 3, 2004
Jeremiah E. Casey

/s/ Platt W. Davis, III	Director	March 3, 2004
Platt W. Davis, III

/s/ Rohit M. Desai	Director	March 3, 2004
Rohit M. Desai

/s/ Bruce W. Duncan	Director	March 3, 2004
Bruce W. Duncan

/s/ Juanita T. James	Director	March 3, 2004
Juanita T. James

/s/ Bert N. Mitchell	Director	March 3, 2004
Bert N. Mitchell

/s/ Roger W. Schipke	Director	March 3, 2004
Roger W. Schipke

/s/ John G. Schreiber	Director	March 3, 2004
John G. Schreiber

/s/ Mark R. Tercek	Director	March 3, 2004
Mark R. Tercek

/s/ Gerard J. M. Vlak	Director	March 3, 2004
Gerard J. M. Vlak